UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 7, 2009

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices)   (Zip code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03       Material Modification to Rights of Security Holders.

The information set forth under Item 8.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.03 by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2009, Robert S. Kaplan, a director of Bed Bath & Beyond Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) that he has elected to not stand for reelection as a director nominee at the Company’s 2009 Annual Meeting of Shareholders, which is scheduled to be held on June 30, 2009 (the “2009 Annual Meeting”).  Mr. Kaplan’s retirement from the Board will become effective as of the end of his term, which will occur at the end of the 2009 Annual Meeting.  Until such time, Mr. Kaplan will continue to serve as a director of the Company.  Mr. Kaplan’s decision not to seek reelection was not the result of any disagreement with the Company.

On April 7, 2009, the Board authorized a reduction in the size of the Board to ten members effective as of the end of the 2009 Annual Meeting.

Finally, on April 7, 2009, the Company appointed Susan E. Lattmann (41), Vice President-Finance, to serve as principal accounting officer for SEC reporting purposes, replacing Eugene A. Castagna, who formerly served in such capacity.  Mr. Castagna will continue to serve as the Chief Financial Officer and Treasurer of the Company and as the principal financial officer for SEC reporting purposes.

The information set forth under Item 8.01 of this Current Report on Form 8-K relating to the Policy (as defined therein) is hereby incorporated in this Item 5.02 by reference.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information relating to amendments to the Company’s Restated Certificate of Incorporation and Amended By-laws set forth under Item 8.01 of this Current Report on Form 8-K is hereby incorporated in this Item 5.03 by reference.

Item 8.01       Other Events.

On April 7, 2009, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, took the following actions:

Majority Voting for the Election of Directors in Non-Contested Elections and Director Resignation Policy.

The Board adopted a resolution approving proposed amendments to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended By-laws (the “By-laws”) that would specify that director nominees in a non-contested election would be elected by a majority vote.  Under Article SEVENTH of the Certificate of Incorporation, as amended by the certificate of amendment of the Certificate of Incorporation (the “Certificate of Amendment”) and Article III, Section 13 of the By-laws, each vote would be specifically counted “for” or “against” the director’s election.  An affirmative majority of the total number of votes cast “for” a director nominee would be required for election.  Shareholders would also be entitled to abstain with respect to the election of a director.  In accordance with New York law, abstentions would have no effect in determining whether the required affirmative majority vote has been obtained.  Director nominees in contested elections would continue to be elected by plurality vote.  An election is considered contested if there are more nominees for election than positions on the Board to be filled.

The Board also approved and adopted as an amendment to the By-laws in Article III, Section 14 thereof a director resignation policy consistent with the majority vote standard, so that an incumbent director who did not receive the requisite affirmative majority of the votes cast for his or her re-election would be required to immediately tender his or her resignation to the Board.  The Board then will decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation.  In making its decision, the Board may consider any factors or information that it considers appropriate or relevant.  The Board’s explanation of its decision would be promptly disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.  The decision of the Board and such disclosure shall be completed within 90 days from the date of the certification of the election results.

The proposed amendment to the Certificate of Incorporation will be submitted to the Company’s shareholders for approval at the 2009 Annual Meeting, with the Board’s recommendation that it be approved.

If approved by the Company’s shareholders at the 2009 Annual Meeting, the amendment to the Certificate of Incorporation will become effective upon the filing with the New York Department of State of the Certificate of Amendment.  The Company would make such a filing promptly after the 2009 Annual Meeting.  The corresponding amendments to the By-laws will be effective as of the date of the filing with the New York Department of State of the Certificate of Amendment.

The foregoing description of the Certificate of Amendment and By-laws is qualified in its entirety by reference to the Certificate of Amendment attached hereto as Exhibit 3.1 and an annotated version of the By-laws attached hereto as Exhibit 3.2, each of which is incorporated herein by reference.

Elimination of Supermajority Voting Provisions.

The Board adopted a resolution approving proposed amendments to the Certificate of Incorporation and By-laws that would eliminate the supermajority vote requirements contained in Article SEVENTH of the Certificate of Incorporation and Article VII, Section 4 of the By-laws, which currently provide that shareholders may amend certain provisions of the Certificate of Incorporation and By-laws related to the Board and meetings of shareholders by the vote of 80% of voting power of all the then outstanding shares of voting stock of the Company entitled to vote at an election of directors, voting together as a single class.

In addition, because the New York Business Corporation Law specifies that a vote of two-thirds of the outstanding shares entitled to vote thereon is required for certain matters unless a company’s certificate of incorporation specifically provides that such matters shall be approved by the vote of a majority of the outstanding shares entitled to vote thereon, the Certificate of Amendment would add a new Article to the Certificate of Incorporation providing that the affirmative vote of a majority of the outstanding shares entitled to vote thereon would be required to (i) adopt a plan of merger or consolidation, (ii) approve the sale, lease or exchange of all or substantially all of the assets of the Company, (iii) approve a share exchange, or (iv) dissolve the Company.

The proposed amendments to the Certificate of Incorporation and By-laws will be submitted to the Company’s shareholders for approval at the 2009 Annual Meeting, with the Board’s recommendation that they be approved.

If approved by the shareholders at the 2009 Annual Meeting, the amendment to the Certificate of Incorporation will become effective upon the filing with the New York Department of State of the Certificate of Amendment.  The Company would make such a filing promptly after the 2009 Annual Meeting.  The corresponding amendments to the By-laws will be effective as of the date of the filing with the New York Department of State of the Certificate of Amendment.

The foregoing description of the Certificate of Amendment and By-laws is qualified in its entirety by reference to the Certificate of Amendment attached hereto as Exhibit 3.1 and an annotated version of the By-laws attached hereto as Exhibit 3.2, each of which is incorporated herein by reference.

Shareholder-Called Special Meetings.

The Board adopted and approved amendments to Article II, Section 3 of the By-laws to provide that, subject to certain requirements and limitations set forth therein, a special meeting of the Company’s shareholders may be called upon written request by the record holders of at least 50% of the voting power of the outstanding shares of the Company.

The foregoing amendment to the By-laws will be effective immediately after the date of the 2009 Annual Meeting.

The foregoing description of the By-laws is qualified in its entirety by reference to an annotated version of the By-laws attached hereto as Exhibit 3.2 and incorporated herein by reference.

Advance Notice By-law.

The Board adopted and approved amendments to Article II, Section 10 of the By-laws relating to the advance notice provisions for shareholder proposals and director nominations to ensure such provisions are clear and unambiguous in light of recent Delaware case law developments.  Specifically, among others, the By-laws include the following revisions: (i) clarify that the requirements set forth in Article II, Section 10 apply to all shareholder proposals and director nominations by shareholders and are the exclusive means for shareholders to submit such matters, other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (which provides certain procedural requirements); (ii) require shareholders to disclose all ownership interests in the Company, including, among other things, all ownership interests, short interests, economic incentives and rights to vote any shares of any security of the Company, in light of increased use by investors of derivative instruments that are not reflected in an investor’s beneficial ownership of the Company’s securities; and (iii) require shareholders nominating directors to disclose the same information about a proposed director nominee that would be required if the director nominee were submitting a proposal and any material relationships between the shareholder proponents and their affiliates, on the one hand, and the director nominees and their affiliates, on the other hand.

The foregoing amendments to the By-laws will be effective immediately after the date of the 2009 Annual Meeting.

The foregoing description of the By-laws is qualified in its entirety by reference to an annotated version of the By-laws attached hereto as Exhibit 3.2 and incorporated herein by reference.

Additional By-law Amendments.

In addition to the amendments to the By-laws described above, the amendments to the By-laws adopted and approved by the Board include certain changes to clarify language and make various technical corrections and non-substantive changes, including, among others, a correction to Article III, Section 17, which provides that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason shall be filled by a majority of directors then in office.

The foregoing amendments to the By-laws will be effective immediately after the date of the 2009 Annual Meeting.

The foregoing description of the By-laws is qualified in its entirety by reference to an annotated version of the By-laws attached hereto as Exhibit 3.2 and incorporated herein by reference.

Adoption of Clawback Policy and Amendment of Corporate Governance Guidelines.

The Board adopted a clawback policy (the “Policy”) applicable to the Company’s Named Executive Officers (as defined under Item 402(a)(3) of SEC Regulation S-K, currently the Company’s co-chairs, chief executive officer, president and chief financial officer).  The Policy provides that, the Company will, to the extent permitted by applicable law, seek reimbursement with respect to incentive compensation paid or awarded to a Named Executive Officer after February 28, 2009 where (i) the payment or award (or the vesting of such award) was predicated upon the achievement of financial results, which financial results were the product of fraudulent activity or that were subsequently the subject of a material negative restatement, (ii) in the Board’s view such executive engaged in fraud or conduct known by the executive to be in violation of SEC rules and regulations or

Company policy that caused or that otherwise makes such executive personally responsible for the fraudulent activity or the need for the restatement, and (iii) a lower payment or award would have been made to such executive (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results or the financial results that would have pertained absent such fraudulent activity.  In each such instance, the Board will seek to recover such portion of such executive’s incentive compensation for the relevant period as the Board deems appropriate after a review of any factors or information it considers appropriate or relevant.

Where incentive compensation covered by the Policy consists of an equity award, including circumstances where vesting with respect to such equity award is predicated on the achievement of financial results as aforesaid, the Board shall take such action as it deems appropriate consistent with the foregoing principles, including, where appropriate, seeking to the extent described above the cancellation of stock or option awards or reimbursement of gains realized on the exercise of stock options or the sale of shares.

The Board also amended the Company’s Corporate Governance Guidelines (the “Guidelines”) to, among other things, add the Policy to the Guidelines.  The Guidelines are available on the Company’s website at www.bedbathandbeyond.com.

Advisory Vote on Executive Compensation.

The Company anticipates that non-binding advisory votes on compensation practices, commonly referred to as “say-on-pay,” may in the future be mandated by law, in which case the Company will comply with such requirements.

In any event, if no such advisory vote is required by law at the time of the Company’s 2011 Annual Meeting of Shareholders, the Board has approved in principle that, effective with the Company’s 2011 Annual Meeting of Shareholders, the Company will implement a non-binding, advisory vote by the Company’s shareholders on the Compensation Committee’s compensation philosophy, policies and procedures for the Company’s named executive officers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

	3.1	Certificate of Amendment of Restated Certificate of Incorporation of Bed Bath & Beyond Inc.

	3.2	Annotated Amended By-laws of Bed Bath & Beyond Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: April 9, 2009	By:	/s/ Eugene A. Castagna
By: Eugene A. Castagna
Chief Financial Officer and Treasurer (Principal Financial Officer)